Delaware
The first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"THE WALKING COMPANY HOLDINGS, INC.", A DELAWARE CORPORATION,

WITH AND INTO "BIG DOG HOLDINGS, INC. " UNDER THE NAME OF "THE WALKING COMPANY HOLDINGS, INC. ", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF MAY, A.D. 2008, AT 7:44 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE SEVENTH DAY OF MAY, A.D. 2008.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

THE WALKING COMPANY HOLDINGS, INC.

INTO

BIG DOG HOLDINGS, INC

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

Big Dog Holdings, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of The Walking Company Holdings, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company:

FIRST; The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the issued and outstanding capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on May 2, 2008, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS, Big Dog Holdings, Inc. (the "Company") owns all of the outstanding shares of the capital stock of The Walking Company Holdings, Inc., a Delaware corporation (the "Subsidiary"); and

WHEREAS, the Board of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

NOW, THEREFORE, BE IT RESOLVED, that the Company merge into itself the Subsidiary (the "Merger") and assume all of its liabilities and obligations; and

RESOLVED, FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

RESOLVED, FURTHER, that the Certificate of Incorporation of the Company, as amended and restated, in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation;

RESOLVED, FURTHER, that upon effective date of the Merger, the name of the Company shall be changed to The Walking Company Holdings, Inc.;

RESOLVED, FURTHER, that any and all actions whether previously or subsequently taken by the officers of the Company, which are consistent with and in furtherance of the intent and purposes of the foregoing resolutions and the consummation of the transactions contemplated therein, shall be, and hereby are, in all respects, ratified, approved and confirmed; and

RESOLVED, FURTHER, that the proper officers of the Company be and they hereby are authorized, empowered and directed in the name and on behalf of the Company, to make, execute and acknowledge, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, to execute and deliver any additional certificates, agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of the foregoing resolutions and the transactions contemplated therein.

THIRD:  The Company shall be the surviving corporation of the Merger.

FOURTH: Upon effective date of the Merger, the name of the Company shall be The Walking Company Holdings, Inc.

FIFTH: The merger herein certified shall be effective on May 7,2008 insofar as the General Corporation Law of the State of Delaware shall govern said effective date.

SIXTH: The Certificate of Incorporation of the Company, as amended and restated, as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

[THIS SPACE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 5th day of May, 2008.

BIG DOG HOLDINGS, INC.

By:	/s/ Anthony J. Wall
Executive Vice President